Exhibit 99.1

VOXX International Corporation Reports its Fiscal 2024 First Quarter Financial Results

ORLANDO, FL.— July 10, 2023 — VOXX International Corporation (NASDAQ: VOXX), a leading manufacturer and distributor of automotive and consumer technologies for the global markets, today announced its financial results for its Fiscal 2024 first quarter ended May 31, 2023.

Commenting on the Company’s results and business outlook, Pat Lavelle, Chief Executive Officer stated, “The long-term opportunity for VOXX remains compelling, our market share is strong and we have several new innovations on the horizon. Our primary obstacle near-term is the global economy as it continues to impact consumer spending and our customers. The worldwide retail environment in particular is tough, and our Automotive business continues to be impacted by inconsistent customer production, though supply chain conditions have improved. Perhaps the biggest impact to our retail business is the ongoing consumer pivot from durables to more travel and luxury-oriented goods, and we are making adjustments as a result.”

Lavelle continued, “We anticipate continued global softness and are in the process of realigning our operations, reducing our workforce and bringing down overhead to be profitable on lower sales volumes. New products and expanded distribution within our Consumer segment, and new vehicle models coming online in our Automotive segment should help offset some of the weakness, but we are expecting a weak global economy throughout 2023. Our main focus is on returning VOXX to profitability.”

Fiscal 2024 and Fiscal 2023 First Quarter Comparisons

Net sales in the Fiscal 2024 first quarter ended May 31, 2023, were $111.9 million as compared to $128.7 million in the Fiscal 2023 first quarter ended May 31, 2022, a decrease of $16.8 million or 13.1%.

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Automotive Electronics segment net sales in the Fiscal 2024 first quarter were $38.4 million as compared to $39.6 million in the comparable year-ago period, a decrease of $1.2 million or 3.0%. For the same comparable periods, OEM product sales were $20.3 million as compared to $16.7 million, an increase of $3.6 million and aftermarket product sales were $18.1 million as compared to $22.9 million, a decline of $4.7 million. Higher OEM product sales were driven by increases in rear-seat entertainment programs with Ford, Stellantis and Nissan. This was offset by lower OEM and aftermarket sales of security products, which includes remote starts and telematics products, among other aftermarket declines, primarily related to limited vehicle availability, ongoing supply chain shortages and a slowing in the economy.

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Consumer Electronics segment net sales in the Fiscal 2024 first quarter were $73.3 million as compared to $88.9 million in the comparable year-ago period, a decrease of $15.6 million or 17.5%. For the same comparable periods, Premium Audio product sales were $47.6 million as comparted to $69.9 million, a decline of $22.3 million, and other consumer electronics (“CE”) product sales were $25.7 million as compared to $19.0 million, an increase of $6.7 million. The decline in Premium Audio product sales was across the majority of categories both domestically and internationally due to a slowing of economies and a decrease in consumer spending. The increase in other CE product sales was primarily driven by higher European accessory sales related to the Company’s new balcony solar power products, and higher sales of wireless accessory speakers in North America.

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Biometrics segment net sales in the Fiscal 2024 first quarter were $0.1 million as compared to $0.1 million in the comparable year-ago period.

The gross margin in the Fiscal 2024 first quarter was 24.6% as compared to 25.8% in the Fiscal 2023 first quarter, a decline of 120 basis points. For the same comparable periods, the Company reported:

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Automotive Electronics segment gross margin of 21.0% as compared to 22.2%. The year-over-year decline was primarily driven by lower sales of higher margin products, such as aftermarket and OEM security products and aftermarket rear-seat entertainment systems, as well as lower margins on current OEM rear-seat entertainment programs due to contractual customer pricing and higher supply chain costs. The Company is working to mitigate this impact in future periods.

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Consumer Electronics segment gross margin of 25.5% as compared to 27.4%. The year-over-year decline was primarily driven by sales declines across higher margin product lines, partially offset by higher sales of wireless accessory speakers and the Company’s new balcony solar power products.

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Biometrics segment gross margin of 48.0% as compared to 24.3% in the comparable year-ago period.

Total operating expenses in the Fiscal 2024 first quarter were $39.0 million as compared to $39.9 million in the comparable Fiscal 2023 period, an improvement of $1.0 million or 2.4%. For the same comparable periods:

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Selling expenses of $11.2 million declined by $1.1 million or 9.1%, driven by lower commissions and salesmen salaries, and a decline in credit card expenses.

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General and administrative expenses of $19.5 million increased by $0.4 million or 1.9% primarily due to higher legal and professional fees, travel expenses, and restructuring related expenses, partially offset by a gain on a sale of tradename no longer used by the Company.

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Engineering and technical support expenses of $8.3 million declined by $0.1 million or 0.6%, primarily due to lower research and development expenses and other cost cutting measures, partially offset by an increase in travel expenses.
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Acquisition costs declined by $0.1 million as the Company incurred acquisitions costs in the Fiscal 2023 first quarter associated with the asset purchase agreement signed with Onkyo Home Entertainment Corporation and the joint venture created with Sharp Corporation to complete the transaction.

The Company reported an operating loss in the Fiscal 2024 first quarter of $11.4 million as compared to an operating loss of $6.7 million in the comparable Fiscal 2023 first quarter.

Total other expense, net, in the Fiscal 2024 first quarter was $1.6 million as compared to total other expense, net, of $2.2 million in the comparable Fiscal 2023 first quarter. Interest and bank charges increased by approximately $0.8 million, and equity in income of equity investee and the interim arbitration award associated with the Seaguard arbitration were both essentially flat for the comparable periods. Additionally, other, net improved by approximately $1.4 million, primarily as a result of changes in foreign currency.

Net loss attributable to VOXX International Corporation in the Fiscal 2024 first quarter was $10.7 million as compared to a net loss attributable to VOXX International Corporation of $6.5 million in the comparable Fiscal 2023 period. The Company reported a basic and diluted loss per share attributable to VOXX International Corporation of $0.45 in the Fiscal 2024 first quarter as compared to a basic and diluted loss per common share attributable to VOXX International Corporation of $0.27, in the comparable Fiscal 2023 period.

The Company reported an Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) loss in the Fiscal 2024 first quarter of $7.6 million as compared to an EBITDA loss in the comparable Fiscal 2023 first quarter of $4.2 million. The Company reported an Adjusted EBITDA loss in the Fiscal 2024 first quarter of $4.9 million as compared to an Adjusted EBITDA loss in the comparable Fiscal 2023 first quarter of $0.1 million.

Balance Sheet Update

As of May 31, 2023, the Company had cash and cash equivalents of $5.2 million as compared to $6.1 million as of February 28, 2023. Total debt as of May 31, 2023 was $36.7 million as compared to $39.2 million as of February 28, 2023. The decrease in total debt is primarily related to a $3.4 million decline in outstanding debt on the Company’s Domestic Credit Facility, partially offset by a $1.1 million increase on its Euro asset-based lending obligation associated with VOXX Germany. The additional variances in total debt related to a $0.1 million decline associated with the Company’s Florida mortgage and a $0.1 million decline in the shareholder loan payable to Sharp Corporation. Total long-term debt, net of debt issuance costs as of May 31, 2023 was $33.9 million as compared to $37.5 million as of February 28, 2023.

Conference Call Information

The Company will be hosting its conference call and webcast on Tuesday, July 11, 2023 at 10:00 a.m. ET.

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To attend the webcast: https://edge.media-server.com/mmc/p/muoqnw5i

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To access by phone: https://register.vevent.com/register/BIe1dcddbe3a9b4014b2dc0f07e1eb6b98

Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call. Those wishing to ask questions following management’s remarks should use the dial-in numbers provided.

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A replay of the webcast will be available approximately two hours after the call and archived under “Events and Presentations” in the Investor Relations section of the Company’s website at https://investors.voxxintl.com/events-and-presentations

Non-GAAP Measures
EBITDA and Adjusted EBITDA are not financial measures recognized by GAAP. EBITDA represents net income (loss) attributable to VOXX International Corporation and Subsidiaries, computed in accordance with GAAP, before interest expense and bank charges, taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense, gains on the sale of certain assets, foreign currency (gains) losses, restructuring related expenses, acquisition costs, certain non-routine legal fees, and awards. Depreciation, amortization, stock-based compensation, and foreign currency (gains) losses are non-cash items.

We present EBITDA and Adjusted EBITDA in this press release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted EBITDA helps us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, the exclusion of certain costs or gains relating to certain events allows for a more meaningful comparison of our results from period-to-period. These non-GAAP measures, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA and Adjusted EBITDA should not be assessed in isolation from, are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP.

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a leader in Automotive Electronics and

Consumer Electronics, with emerging Biometrics technology to capitalize on the increased need for advanced security. Over the past several decades, with a portfolio of approximately 35 trusted brands, VOXX has built market-leading positions in in-vehicle entertainment, automotive security, reception products, a number of premium audio market segments, and more. VOXX is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and many of the world's leading automotive manufacturers. For additional information, please visit our website at www.voxxintl.com

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to the risk factors described in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2023, and other filings made by the Company from time to time with the SEC, as such descriptions may be updated or amended in any future reports we file with the SEC. The factors described in such SEC filings include, without limitation: impacts related to the COVID-19 pandemic, global supply shortages and logistics costs and delays; global economic trends; cybersecurity risks; risks that may result from changes in the Company's business operations; operational execution by our businesses; changes in law, regulation or policy that may affect our businesses; our ability to increase margins through implementation of operational improvements, restructuring and other cost reduction methods; our ability to keep pace with technological advances; significant competition in the automotive electronics, consumer electronics and biometrics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations; and restrictive debt covenants. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the War in the Ukraine and any worsening of the global business and economic environment as a result.

Investor Relations Contact:

Glenn Wiener, GW Communications (for VOXX)

Email: gwiener@GWCco.com

Tables to Follow

VOXX International Corporation and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	May 31, 2023	February 28, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,235	$6,134
Accounts receivable, net	65,249	82,753
Inventory	184,355	175,129
Receivables from vendors	135	112
Due from GalvanEyes LLC	1,250	—
Prepaid expenses and other current assets	20,401	19,817
Income tax receivable	2,054	1,076
Total current assets	278,679	285,021
Investment securities	898	1,053
Equity investment	22,038	22,018
Property, plant and equipment, net	46,298	47,044
Operating lease, right of use assets	3,449	3,632
Goodwill	64,960	65,308
Intangible assets, net	88,525	90,437
Deferred income tax assets	1,202	1,218
Other assets	2,892	3,720
Total assets	$508,941	$519,451
Liabilities, Redeemable Equity, Redeemable Non-Controlling Interest, and Stockholders' Equity
Current liabilities:
Accounts payable	$46,874	$35,099
Accrued expenses and other current liabilities	41,220	41,856
Income taxes payable	1,884	2,276
Accrued sales incentives	17,662	21,778
Contingent consideration, current	4,500	4,500
Interim arbitration award payable	44,375	43,388
Contract liabilities, current	3,865	3,990
Current portion of long-term debt	1,568	500
Total current liabilities	161,948	153,387
Long-term debt, net of debt issuance costs	33,947	37,513
Finance lease liabilities, less current portion	31	63
Operating lease liabilities, less current portion	2,369	2,509
Deferred compensation	898	1,053
Deferred income tax liabilities	4,629	4,855
Other tax liabilities	854	966
Prepaid ownership interest in EyeLock LLC due to GalvanEyes LLC	8,567	7,317
Other long-term liabilities	2,216	2,947
Total liabilities	215,459	210,610
Commitments and contingencies
Redeemable equity	4,041	4,018
Redeemable non-controlling interest	(62)	232
Stockholders' equity:
Preferred stock:
No shares issued or outstanding	—	—
Common stock:
Class A, $.01 par value, 60,000,000 shares authorized, 24,538,184 and 24,538,184 shares issued and 20,796,440 and 21,167,527 shares outstanding at May 31, 2023 and February 28, 2023, respectively	246	246
Class B Convertible, $.01 par value, 10,000,000 shares authorized, 2,260,954 shares issued and outstanding at both May 31, 2023 and February 28, 2023	22	22
Paid-in capital	296,835	296,577
Retained earnings	87,259	97,997
Accumulated other comprehensive loss	(18,503)	(18,680)
Less: Treasury stock, at cost, 3,741,744 and 3,370,657 shares of Class A Common Stock at May 31, 2023 and February 28, 2023, respectively	(34,398)	(30,285)
Less: Redeemable equity	(4,041)	(4,018)
Total VOXX International Corporation stockholders' equity	327,420	341,859
Non-controlling interest	(37,917)	(37,268)
Total stockholders' equity	289,503	304,591
Total liabilities, redeemable equity, redeemable non-controlling interest, and stockholders' equity	$508,941	$519,451

VOXX International Corporation and Subsidiaries

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

	Three months ended May 31,
	2023	2022
Net sales	$111,926	$128,732
Cost of sales	84,346	95,493
Gross profit	27,580	33,239
Operating expenses:
Selling	11,166	12,285
General and administrative	19,486	19,130
Engineering and technical support	8,337	8,389
Acquisition costs	—	136
Total operating expenses	38,989	39,940
Operating loss	(11,409)	(6,701)
Other (expense) income:
Interest and bank charges	(1,546)	(730)
Equity in income of equity investee	1,616	1,588
Interim arbitration award	(986)	(986)
Other, net	(701)	(2,110)
Total other expense, net	(1,617)	(2,238)
Loss before income taxes	(13,026)	(8,939)
Income tax benefit	(1,321)	(1,092)
Net loss	(11,705)	(7,847)
Less: net loss attributable to non-controlling interest	(967)	(1,320)
Net loss attributable to VOXX International Corporation and Subsidiaries	$(10,738)	$(6,527)
Other comprehensive income (loss):
Foreign currency translation adjustments	238	(1,494)
Derivatives designated for hedging	(60)	87
Pension plan adjustments	(1)	32
Other comprehensive income (loss), net of tax	177	(1,375)
Comprehensive loss attributable to VOXX International Corporation and Subsidiaries	$(10,561)	$(7,902)
Loss per share - basic: Attributable to VOXX International Corporation and Subsidiaries	$(0.45)	$(0.27)
Loss per share - diluted: Attributable to VOXX International Corporation and Subsidiaries	$(0.45)	$(0.27)
Weighted-average common shares outstanding (basic)	23,795,718	24,412,462
Weighted-average common shares outstanding (diluted)	23,795,718	24,412,462

Reconciliation of GAAP Net Loss Attributable to VOXX International Corporation to EBITDA and Adjusted EBITDA

	Three months ended May 31,
	2023	2022
Net loss attributable to VOXX International Corporation and Subsidiaries	$(10,738)	$(6,527)
Adjustments:
Interest expense and bank charges (1)	1,346	527
Depreciation and amortization (1)	3,101	2,904
Income tax benefit	(1,321)	(1,092)
EBITDA	(7,612)	(4,188)
Stock-based compensation	258	126
Gain on sale of tradename	(450)	—
Foreign currency (gains) losses (1)	962	2,362
Restructuring related expenses	59	—
Acquisition costs	—	136
Non-routine legal fees	853	508
Interim arbitration award	986	986
Adjusted EBITDA	$(4,944)	$(70)

(1)
For purposes of calculating Adjusted EBITDA for the Company, interest expense and bank charges, depreciation and amortization, as well as foreign currency losses and (gains) have been adjusted in order to exclude the non-controlling interest portion of these expenses attributable to EyeLock LLC and Onkyo Technology KK.